Exhibit 10.8

                          SECURITIES PURCHASE AGREEMENT

      Securities Purchase Agreement (together with the schedules and exhibits hereto, this "Agreement"), dated as of September 1, 2005, by and between Bioaccelerate Holdings, Inc., a Nevada corporation (the "Company"), and each of the Persons (as defined below) who has executed a signature page to this Agreement (each a "Purchaser," and together, the "Purchasers").

                              W I T N E S S E T H:

      WHEREAS, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, the Securities (as such term is defined below) as set forth below.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto hereby agree as follows:

      1. 1. Offer and Sale of Securities.

      1.1 The Offering. The Company is offering for sale in this offering up to Five Million (5,000,000) shares (the "Maximum Offering") of its Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock"). Notwithstanding the foregoing, the Company, in its sole discretion, may increase the Maximum Offering, at any time during the Offering and without prior notice, by up to ten percent (10%). There is no minimum offering, and the Company may accept and close upon subscriptions from time to time in its sole discretion during the offering period referred to in this Agreement. Each share of Series A Preferred Stock initially converts to Four (4) shares of the Company's common stock, par value $0.001 per share (the "Common Stock"). The shares of Common Stock into which the Series A Preferred Stock is convertible are sometimes hereafter referred to as the "Conversion Shares"). In addition to the shares of Series A Preferred Stock being offered hereby (the "Shares"), for every two Conversion Shares underlying a Share acquired by a Purchaser at an applicable Closing (as such term is hereinafter defined) pursuant to this Agreement, the Company shall deliver to such Purchaser a warrant (the "Warrant") substantially in the form of Exhibit C to this Agreement to purchase one share of Common Stock (but there will be no fractional Warrants). The Warrants, which shall not be transferable, shall initially be exercisable at $2.00 per share of Common Stock, subject to adjustment, and be exercisable for a period of three
(3) years after issuance or until the date which is ten (10) days after the Company furnishes written notice to the Warrant holder that the market price of the Common Stock has been at least Three Hundred Percent (300%) of the then applicable exercise price of the Warrant for a period of at least thirty (30) days, and the average trading volume of the Common Stock has been at least One Hundred Thousand (100,000) shares per day during such thirty (30) day period (subject to adjustment of such trading volume threshold in the event of stock splits, reverse stock splits, stock dividends, recapitalizations or similar events) and the shares of Common Stock which may be acquired upon exercise of the Warrants are registered at the time of exercise under an effective registration statement. The shares of Common Stock which may be acquired upon exercise of a Warrant are sometimes hereinafter referred to as the "Warrant Shares"). The Series A Preferred Stock have the powers, designations, preferences, rights, qualifications, limitations and restrictions contained in the Amended and Restated Certificate of Designations of the Series A Preferred Stock, substantially in the form of Exhibit A hereto (the "Certificate of

Designations"). In addition to the Shares being offered hereby, for every Share acquired by a Purchaser at an applicable Closing pursuant to this Agreement, the Company shall cause to be delivered to such Purchaser four (4) shares (each such share, a "Cynat Share") of the common stock, par value $0.001 per share (the "Cynat Common Stock") of Cynat Oncology, Inc. ("Cynat") and four (4) shares (each such share, a "Genaderm Share") of the common stock, par value $0.001 per share (the "Genaderm Shares") of Genaderm Inc. ("Genaderm"). The Series A Preferred Stock offered hereby, and the accompanying Warrants are sometimes referred to herein as the "Securities". The Conversion Shares and the Warrant Shares are also included within the meaning of the term "Securities" except when such inclusion would be inappropriate in the context of the statement written. The Cynat Shares and the Genaderm Shares are sometimes referred to as the "Subsidiary Securities". The Purchasers of the Series A Preferred Stock shall have the benefit of certain registration rights in respect of the Conversion Shares and the Warrant Shares as well as the Cynat Shares and the Genaderm Shares on the terms and conditions of certain Registration Rights Agreements, substantially in the form of Exhibit B hereto (the "Registration Rights Agreement"). The Company is offering the Securities and the Subsidiary Securities (the "Offering") for sale only to individuals, entities or groups, including, without limitation, corporations, limited liability companies, limited or general partnerships, joint ventures, associations, joint stock companies, trusts, unincorporated organizations, or governments or any agencies or political subdivisions thereof (each, a "Person") who are "accredited investors" (as defined herein). The Offering of the Securities and the Subsidiary Securities is being made directly through a placement agent (the "Placement Agent") and other registered broker-dealers ("Other Participating Agents"). The Company presently intends to pay to the Placement Agent and to Other Participating Agents, if any, commissions equal to 10% of the gross sales price of the Shares sold in the offering by the applicable Placement Agent or Other Participating Agent to investors introduced by that person (without duplication of introduction). In addition, the Company presently intends to issue to any such Placement Agent or Other Participating Agent, if any, at each Closing warrants (the "Placement Agent Warrants") granting to such person warrant coverage equal to Ten Per Cent (10%) of the number of Conversion Shares into which the Shares sold at that Closing to investors introduced by that person (without duplication of introduction) are originally convertible. There will be no Placement Agent Warrants issued with respect to Warrants or Warrant Shares or Subsidiary Securities. The Placement Agent Warrants shall initially be exercisable at One Dollar and Fifty Cents ($1.50) per share of Common Stock, subject to adjustment, commencing upon the date of issuance and continuing for Five (5) years after issuance or until the date which is ten (10) days after the Company furnishes written notice to the Warrant holder that the market price of the Common Stock has been at least Three Hundred Percent (300%) of the then applicable exercise price of the Warrant for a period of at least Thirty (30) days, and the average trading volume of the Common Stock has been at least One Hundred Thousand (100,000) shares per day (subject to adjustment of such trading volume threshold in the event of stock splits, reverse stock splits, stock dividends, recapitalizations or similar events) during such Thirty (30) day period and the shares of Common Stock which may be acquired upon exercise of the Placement Agent Warrants are registered at the time of exercise under an effective registration statement. The shares of Common Stock which may be acquired upon exercise of a Warrant are sometimes hereinafter referred to as the "Placement Agent Warrant Shares"). The Placement Agent Warrants shall contain a cashless exercise provision. The Placement Agent Warrants shall be transferable by the Placement Agent or Other Participating Agent receiving the same only to its officers, directors, shareholders and employees, as well as by such persons to their immediate family affiliates in connection with estate planning, provided that no such transfer or disposition may be made other than in compliance with applicable securities laws and furnishing satisfactory evidence of such compliance to the Company. The Company will indemnify the Placement Agent and any Other Participating Agents, if any, against certain liabilities. The Company will pay its own costs of the Offering. At each Closing, the Placement Agent will receive a non-accountable expense allowance equal to 3% of the total gross proceeds received by the Company at that Closing from the sale of Shares to investors at that Closing (other than investors introduced by management or affiliates of the Company or management), such 3% amount being sometimes hereafter referred to as the "Non-Accountable Expense Allowance". The Company will not pay for any other fees and expenses of any Placement Agent or Other Participating Agent. All subscription proceeds in the Offering will be paid at Closing to the account or accounts specified in or pursuant to Section
1.2 herein, provided that in the event that a Placement Agent is utilized, the Company will utilize an escrow agent (the "Escrow Agent") for receipt of funds if required under applicable law. All references in this Agreement to the Escrow Agent shall be deemed to be references to the Company in the event that there is no third party Escrow Agent.

      1.2 Subscription. Subject to the terms and conditions hereinafter set forth in this Agreement, each Purchaser hereby offers to purchase, at a price of Six Dollars ($6.00) per Share, the number of Shares set forth beneath each such Purchaser's name on the signature pages of this Agreement, (together with (i) one accompanying Warrant for every two Conversion Shares underlying each Share at the applicable Closing Date, but with no fractional Warrants, and (ii) ) four
(4) Cynat Shares and four (4) Genaderm Shares for each share of Series A Preferred Stock acquired in the Offering) for an aggregate purchase price (the "Purchase Price") for the Shares to be paid by such Purchaser in the amount set forth on the signature page beneath such Purchaser's name, to such account or accounts as the Company may specify by written notice to the Purchaser.

      1.3 Subscription Procedures. To submit this Subscription, each Purchaser must complete, execute, and deliver (i) this Agreement, (ii) the related Purchaser Questionnaire in the form delivered by the Company with this Agreement, and (iii) the Registration Rights Agreements to the following address, unless otherwise advised by the Company:

      Bioaccelerate Holdings Inc.
      19th Floor
      712 Fifth Avenue
      New York, New York, 10019

      Reference:  Series A Preferred 2005 Private Placement

(with any questions to be raised with Lee Cole at +1 (212) 897-6849).

      The Company may accept or reject subscriptions, in whole or in part, or accept subscriptions for less than the One Hundred Twenty Thousand ($120,000) minimum subscription, in its sole discretion. The Company shall notify each Purchaser of the portion, if any, of such Purchaser's subscription which has been accepted, payment instructions for the Purchase Price, including wire transfer instructions and instructions for delivery of payment by checks, if applicable, and the date upon which the applicable Closing shall be held and payment must be made. At each applicable Closing, each Purchaser acquiring Shares at such Closing shall deliver and pay the applicable Purchase Price in full for the Shares being purchased by such Purchaser at such Closing, in the amount of Six Dollars ($6.00) for each Share for which such Purchaser's subscription has been accepted, in U.S. dollars, in immediately available funds, in accordance with the payment instructions contained in the notification to such Purchaser by the Company.

      2. Closing. Upon acceptance of subscriptions for the Securities and the Subsidiary Securities offered hereby, the Company shall hold one or more closings (each one a "Closing", with the first one being the "Initial Closing" and the final one being the "Final Closing"). Each Closing shall be held at such location as the Company may determine. The Final Closing Date will be that date which is the earlier to occur of (i) September 30, 2005 or (ii) the sale of all of the Shares being offered hereby, unless the Offering is extended without notice to investors, by the Company in its sole discretion, for up to twenty
(20) additional days (the Final Closing Date is sometimes hereafter also referred to as the "Termination Date"). At the Closing with respect to the subscription by each Purchaser, to the extent the same is accepted, the seller will record on its stock ledger in the name of each such Purchaser that number of securities being purchased by such Purchaser in accordance with the information on the applicable signature page of this Agreement.

      2.1 Escrow. In the event that the Company engages a Placement Agent for this Offering, which the Company may choose not to do, then, and only in such case, pending each Closing all funds paid in respect of this Agreement with regard to such Closing shall be deposited in an escrow account (the "Escrow Account") maintained by the Escrow Agent in accordance applicable laws and regulations. The Escrow Account shall not be interest bearing. In such a case, if the Company accepts subscriptions at or prior to the Initial Closing Date or the Final Closing Date, as the case may be, then all subscription proceeds received for subscriptions accepted by the Company prior to such Closing Date shall be paid over to the Company at each Closing, net of the Placement Agent fees, if any, and other offering expenses, which shall be paid to the appropriate parties at each such Closing. In any event, if the Company shall not have received and accepted each Purchaser's subscription, then that subscription shall be void and all funds paid hereunder by such Purchaser with respect to such unaccepted subscription, without deduction therefrom or interest thereon, shall be promptly returned to such Purchaser.

      2.2. Return of Funds. Each Purchaser hereby authorizes and directs both the Company and the Escrow Agent, if any, jointly and severally, to return or direct the return of any funds from the Escrow Account, if any, without deduction therefrom or interest thereon, to the same account from which the funds were originally drawn, to the extent that such Purchaser's subscription is not accepted prior to the termination of the Offering.

      3. Conditions to the Obligations of each Purchaser at Closing.

      The obligation of each Purchaser to purchase and pay for the Shares subscribed for by such Purchaser at the applicable Closing is subject to the satisfaction on or prior to the applicable Closing Date or the Final Closing Date, as the case may be, of the following conditions, each of which may be waived by the applicable Purchaser:

      3.1 Representations and Warranties. The representations and warranties of the Company contained in this Agreement which are qualified as to materiality must be true and correct in all respects, and the representations and warranties of the Company contained in this Agreement which are not qualified as to materiality must be true and correct in all material respects, in each case as of the applicable Closing Date except to the extent that the representations and warranties relate to a different date in which case the representations and warranties must be true and correct as written or true and correct in all material respects, as the case may be, as of the different date.

      3.2 Performance of Covenants. The Company shall have performed or complied with in all material respects all covenants and agreements required to be performed by it on or prior to the applicable Closing pursuant to this Agreement, including, without limitation, the delivery of certificates evidencing the securities issued to the Purchasers at the Closing.

      3.3 No Litigation. No litigation or other formal proceeding shall have been instituted seeking to enjoin the issuance or sale of securities contemplated by this Agreement and not dismissed or withdrawn, and no injunction or temporary restraining order shall have been issued with respect to the issuance or sale of securities contemplated hereby.

      3.4 Closing Documents. At each Closing, the Company shall have delivered to the Placement Agent on behalf of each Purchaser, in form and substance reasonably acceptable to the Placement Agent, the following:

      (a) a certificate of the Chief Executive Officer or the President of the Company certifying that the conditions in Sections 3.1 and 3.2 have been satisfied;

      (b) A certificate of the Secretary of the Company, dated as of that Closing Date, certifying (i) the attached copies of the Certificate of Incorporation and By-laws of the Company, (ii) the resolutions of the Board of Directors of the Company (the "Board") authorizing the execution, delivery and performance of this Agreement and the issuance and delivery, whichever is applicable, of the securities contemplated hereby and reserving for issuance the Conversion Shares and the Warrant Shares (including, but not limited to, for purposes of Nevada corporations law) and (iii) the incumbency of the officers duly authorized to execute this Agreement and the other documents contemplated by this Agreement;

      (c) A corresponding certificate of the Secretary of Cynat, dated as of that Closing Date, certifying substantially the same matters as to Cynat;

      (d) A corresponding certificate of the Secretary of Genaderm, dated as of that Closing Date, certifying substantially the same matters as to Genaderm;

      (e) a certificate of the Secretary of State of the jurisdiction of incorporation of each of the Company, Cynat and Genaderm, dated as of a recent date (but no more than five business days) prior to the date of the applicable Closing, to the effect that the Company is in good standing in the applicable jurisdiction of incorporation, and that all annual reports, if any, have been filed as required and that all taxes and fees have been paid in connection therewith;

      (f) a copy of the Certificate of Designations certified by the Secretary of State of the State of Nevada;

      (g) a certificate evidencing the Shares acquired by each Purchaser;

      (h) a certificate evidencing the Warrants acquired by each Purchaser;

      (i) a certificate evidencing the Cynat Shares acquired by each Purchaser;

      (j) a certificate evidencing the Genaderm Shares acquired by each Purchaser;

      (k) an opinion of counsel to the Company substantially in the form of Exhibit D to this Agreement; and

      (l) the Registration Rights Agreements duly executed by the Company.

      3.5 Waivers and Consents. The Company will have obtained all consents and waivers necessary to execute and deliver this Agreement and all related documents and agreements and to issue and deliver the Securities and the Subsidiary Securities, and all consents and waivers will be in full force and effect.

      3.6 Regulatory Approvals. All approvals and authorizations of, filings and registrations with, and notifications to, all Governmental Authorities required for the consummation of the transactions contemplated by this Agreement shall have been obtained or made and shall be in full force and effect, except such as are not required to be made until after the execution, delivery or performance of this Agreement.

      4. Conditions to the Obligations of the Company at Closing.

      The obligation of the seller to issue and/or deliver securities as contemplated by this Agreement to any Purchaser is subject to the satisfaction on or prior to each Closing Date of the following conditions, each of which may be waived by the Company:

      4.1 Receipt of Purchase Price. The Company shall have received payment in full in immediately available funds in U.S. dollars of the Purchase Price for the Shares with respect to which the Company has accepted the Subscription made by such Purchaser by means of this Agreement.

      4.2 Representations and Warranties. The representations and warranties of each applicable Purchaser contained in this Agreement which are qualified as to materiality must be true and correct in all respects, and the representations and warranties of each applicable Purchaser contained in this Agreement which are not qualified as to materiality must be true and correct in all material respects, in each case as of the applicable Closing Date except to the extent that the representations and warranties relate to a different date in which case the representations and warranties must be true and correct as of the different date.

      4.3 Performance of Covenants. Each applicable Purchaser will have performed or complied with in all material respects all covenants and agreements required to be performed by each applicable Purchaser on or prior to the Closing pursuant to this Agreement.

      4.4 Purchaser Questionnaire. All of the information furnished by each applicable Purchaser in the confidential purchaser questionnaire accompanying this Agreement (the "Purchaser Questionnaire") shall have been accurate and complete in all material respects.

      4.5 No Litigation. No litigation or other formal proceeding shall have been instituted seeking to enjoin the issuance or sale of Securities or the Subsidiary Securities contemplated by this Agreement and not dismissed or withdrawn, and no injunction or temporary restraining order shall have been issued with respect to the issuance or sale of Securities or the Subsidiary Securities contemplated hereby.

      4.6 Closing Documents. Each applicable Purchaser shall have completed, executed and delivered to the Company this Agreement, including the Purchasers Questionnaire in the form delivered herewith, and the Registration Rights Agreements.

      5. Representations and Warranties of each Purchaser.

      Each Purchaser, in order to induce the Company to perform this Agreement, hereby represents and warrants, severally and not jointly, as follows:

      5.1 Due Authorization. Each Purchaser represents for such Purchaser to the Company that such Purchaser has full power and authority and has taken all action necessary to authorize such Purchaser to execute, deliver and perform such Purchaser's obligations under this Agreement and the other agreements to be executed and delivered by such Purchaser in connection herewith. This Agreement, and each other such agreement, is the legal, valid and binding obligation of such Purchaser in accordance with its terms.

      5.2 Accredited Investor. Each Purchaser represents that such Purchaser is an Accredited Investor as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

      5.3 No Investment Advice. No person or entity has made any other representations or warranties to such Purchaser other than as set forth herein or incorporated herein by reference with respect to the Company, Cynat or Genaderm or rendered any investment advice.

      5.4 Investment Experience. Each Purchaser represents that such Purchaser has not authorized any Person to act as such Purchaser's Purchaser Representative (as that term is defined in Regulation D of the General Rules and Regulations under the Securities Act) in connection with this transaction. Such Purchaser has such knowledge and experience in financial, investment and business matters that such Purchaser is capable of evaluating the merits and risks of the prospective investment in the securities offered hereby. Such Purchaser has consulted with such independent legal counsel or other advisers as such Purchaser has deemed appropriate to assist such Purchaser in evaluating the proposed investment in the securities offered hereby.

      5.5 Adequate Means. Each Purchaser represents as to such Purchaser that such Purchaser (i) has adequate means of providing for such Purchaser's current financial needs and possible contingencies; and (ii) can afford (a) to hold unregistered securities for an indefinite period of time as required; and (b) sustain a complete loss of the entire amount of the subscription.

      5.6 Access to Information. Each Purchaser represents that such Purchaser has been afforded the opportunity to ask questions of, and receive answers from the officers and/or directors of the Company, Cynat and Genaderm acting on its behalf concerning the terms and conditions of this transaction and to obtain any additional information, to the extent that the Company, Cynat or Genaderm possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished; and has had such opportunity to the extent such Purchaser considers appropriate in order to permit such Purchaser to evaluate the merits and risks of an investment in the securities offered hereby. It is understood that all documents, records and books pertaining to this investment have been made available for inspection, and that the books and records of the sellers will be available upon reasonable notice for inspection by investors during reasonable business hours at its principal place of business. The foregoing shall in no way be deemed to limit the ability of each Purchaser to rely on the representations and warranties set forth herein or incorporated herein by reference.

      5.7 No Endorsement. Each Purchaser further acknowledges that the offer and sale of the Securities and the Subsidiary Securities has not been passed upon or the merits thereof endorsed or approved by any state or federal authorities.

      5.8 Non-Registered Securities. Each Purchaser acknowledges that neither the offer and sale of the Shares or the Warrants or the Subsidiary Securities at the Closing, or the offer or sale of the Conversion Shares or the Warrant Shares upon conversion of the Shares or exercise of the Warrants hereafter, has been registered under the Securities Act or any state securities laws and the Shares, the Subsidiary Securities, the Conversion Shares and the Warrant Shares may be resold only if registered pursuant to the provisions thereunder or if an exemption from registration is available and such resale is otherwise permitted by law and contract. Each Purchaser understands that the offer and sale of the Shares, the Subsidiary Securities and the Warrants at the Closing, and the offer and sale of the Conversion Shares or the Warrant Shares upon conversion of the Shares or exercise of the Warrants hereafter, is intended to be exempt from registration under the Securities Act, based, in part, upon the representations, warranties and agreements of such Purchaser contained in this Agreement.

      5.9 No Resale. Each Purchaser represents that the Shares, Warrants, Cynat Shares and Genaderm shares being subscribed for, and the securities underlying the subscription, are being acquired solely for the account of such Purchaser for such Purchaser's investment and not with a view to, or for resale in connection with, any distribution in any jurisdiction where such sale or distribution would be precluded. By such representation, such Purchaser means that, other than as disclosed on both the signature page of this Agreement and in the Purchaser Questionnaire, no other Person has a beneficial interest in the securities offered hereby or the securities underlying the subscription, and that no other Person has furnished or will furnish directly or indirectly, any part of or guarantee the payment of any part of the consideration to be paid by such Purchaser to the Company in connection therewith. Such Purchaser does not intend to dispose of all or any part of the securities offered hereby or the securities underlying the subscription except in compliance with the provisions of the Securities Act and applicable state securities laws, and understands that the securities offered hereby and the securities underlying the subscription are being offered pursuant to a specific exemption under the provisions of the Securities Act, which exemption(s) depends, among other things, upon the compliance with the provisions of the Securities Act.

      5.10 Legend. Each Purchaser hereby acknowledges and agrees that until either (i) a registration statement or registration statements covering the resale of the Securities and the Subsidiary Securities is effective under the Securities Act and such securities have been disposed of thereunder, (ii) such securities are disposed of under Rule 144 and are no longer required to be legended under Rule 144, or (iii) such securities are eligible for sale under Rule 144(k) promulgated under the Securities Act, and, in either case, the holder properly requests that the legend be removed in accordance therewith, the following or similar legend on the face of the certificates evidencing the Shares, the Subsidiary Securities, the Warrants, the Conversion Shares and/or the Warrant Shares, as the case may be, if the Company deems the same to be necessary or appropriate in order to ensure compliance with the Securities Act or state securities laws:

      "These securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or an opinion of counsel satisfactory to counsel to the issuer that an exemption from registration under the Securities Act and any applicable state securities laws is available."

In addition, the Company may insert a legend to the effect that the Warrants are non-transferable except in accordance with their express terms.

      5.11 Broker's or Finder's Commissions. Other than the Placement Agent (as placement agent on behalf of the Company) or any Other Participating Agent, if any, no finder, broker, agent, financial person or other intermediary has acted on behalf of any Purchaser in connection with the sale of the Securities or the Subsidiary Securities by the Company or the consummation of this Agreement or any of the transactions contemplated hereby.

      Each Purchaser certifies that each of the foregoing representations and warranties by such Purchaser set forth in this Section 5 are true as of the date hereof and shall survive such date.

      6. Representations and Warranties of the Company.

      The Company represents and warrants to the Purchasers as follows as of each applicable Closing, each such representation and warranty being made subject to such disclosures as are made pursuant to this Agreement or any schedule or exhibit delivered in connection herewith at the applicable Closing, and the consummation of additional Closings as contemplated by this Agreement:

      6.1 Organization, Good Standing and Qualification. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has full corporate power and authority to own and hold its properties and to conduct its business. The Company and each subsidiary of the Company, if any, is duly licensed or qualified to do business, and in good standing, in each jurisdiction in which the nature of its business requires licensing, qualification or good standing, except for any failure to be so licensed or qualified or in good standing that would not have a material adverse effect on the Company or its results of operations, assets, business or financial condition, taken as a consolidated whole, or on its ability to perform its obligations under this Agreement or to issue the Securities or to cause the sale and delivery of the Subsidiary Securities (a "Material Adverse Effect").

      (b) Each of Cynat and Genaderm is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of Cynat and Genaderm has full corporate power and authority to own and hold its properties and to conduct its business.

      6.2 Capitalization. (a) As of the date of this Agreement, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock"). The capitalization of the Company as of July 31, 2005 is as set forth on Schedule 6.2 to this Agreement, which is specifically incorporated herein by reference. Other than as set forth on Schedule 6.2 or Shares contemplated to be issued or reserved for issuance in this Offering, as of July 31, 2005 there are no other securities outstanding or reserved for issuance. All the outstanding securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights created by or through the Company, and have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth on
Schedule 6.2 or Shares contemplated to be issued or reserved for issuance in this Offering, as of July 31, 2005 there are no other options, warrants or other rights, convertible debt, agreements, arrangements or commitments of any character obligating the Company to issue or sell any shares of capital stock of or other equity interests in the Company, and the Company is not obligated to retire, redeem, repurchase or otherwise reacquire any of its capital stock or other equity securities. Except as identified on Schedule 6.2 or as contemplated by this Agreement, if at all, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company's securities to which the Company is a party and has material continuing obligations. The Company has not adopted a stockholders rights plan, poison pill or similar arrangement. The consummation of the transactions contemplated by this Agreement will not accelerate the vesting schedule of any Company option or warrant. As used in this Agreement, the term "Commission Documents" shall mean all reports, schedules, forms, statements and other documents filed by the Company with the United States Securities and Exchange Commission (the "Commission" or the "SEC") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including all exhibits included therein and financial statements and schedules thereto and documents or instruments incorporated by reference therein.

      (b) As of the date of this Agreement, the authorized capital stock of Cynat and of Genaderm is as set forth on Schedule 6.2 to this Agreement. The capitalization of each of Cynat and Genaderm as of July 31, 2005 is as set forth on Schedule 6.2 to this Agreement, which is specifically incorporated herein by reference. Other than as set forth on Schedule 6.2 or for securities issued in the Offering or contemplated to be issued or reserved for issuance in this Offering, as of July 31, 2005 there are no other securities of Cynat or Genaderm outstanding or reserved for issuance, no other options, warrants or other rights, convertible debt, agreements, arrangements or commitments of any character obligating either Cynat or Genaderm to issue or sell any shares of capital stock of or other equity interests in Cynat or Genaderm, and neither Cynat or Genaderm is obligated to retire, redeem, repurchase or otherwise reacquire any of its capital stock or other equity securities.. All the outstanding securities of the Cynat and Genaderm have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights created by or through Cynat or Genaderm, and have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as identified on Schedule 6.2 or as contemplated by this Agreement, if at all, there are no stockholders agreements, voting agreements or other similar agreements with respect to the securities of Cynat or Genaderm to which Cynat or Genaderm is a party and has material continuing obligations. Neither Cynat or Genaderm has adopted a stockholders rights plan, poison pill or similar arrangement. The consummation of the transactions contemplated by this Agreement will not accelerate the vesting schedule of any option or warrant of Cynat or Genaderm.

      6.3 Corporate Power, Authorization; Enforceability. The Company and its applicable subsidiaries have full corporate power and authority to execute, deliver and perform this Agreement, the Warrants, the Placement Agent Warrants (if any), the Certificate of Designations, and the Registration Rights Agreements (collectively, the "Transaction Documents") and to consummate the transactions contemplated hereby and thereby. All action on the part of the Company, its applicable subsidiaries, and their respective directors or stockholders necessary for (i) the authorization, execution, delivery and performance of the Transaction Documents by the Company or any applicable subsidiary, (ii) the authorization, sale, issuance and delivery of the Securities, the Subsidiary Securities and the Placement Agent Warrants as contemplated hereby, (iii) the reservation of shares of Common Stock for issuance upon conversion of the Shares and upon exercise of the Warrants and the Placement Agent Warrants, and (iv) the performance of the obligations of the Company and any applicable subsidiaries, if any, hereunder and thereunder, has been taken. The Shares and Subsidiary Securities to be acquired by Purchasers on each Closing Date and the related Warrants and Placement Agent Warrants, and the underlying Conversion Shares, Warrant Shares, and Placement Agent Warrant Shares have been duly authorized and, when issued in accordance with the applicable Transaction Document(s), as the case may be, will be validly issued, fully paid and nonassessable and will be free and clear of any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (collectively, "Liens") imposed by or through the Company or any applicable subsidiary, if any, other than restrictions imposed by this Agreement or any other Transaction Document, as the case may be, and applicable securities laws. No preemptive or other rights to subscribe for or purchase equity securities exists with respect to the issuance and sale of the Securities, the Subsidiary Securities, the Placement Agent Warrants, or the Conversion Shares, the Warrant Shares or the Placement Agent Warrant Shares binding upon the person or entity issuing or delivering the same. The Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

      6.4 No Conflict; Governmental Consents. (a) The execution and delivery by the Company of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not (i) result in the violation of any provision of the Certificate of Incorporation or By-laws or other organizational documents of the Company or any subsidiary of the Company,
(ii) result in any violation of Requirements of Law to or by which the Company or any subsidiary of the Company is bound, or (iii) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any bond, debenture, note or other evidence of indebtedness, or any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any subsidiary of the Company is a party or by which it or its property is bound, nor result in the creation or imposition of any Lien upon any of the properties or assets of the Company, except for, in the case of clauses (ii) and (iii) of this subsection (a), any violation, conflict, breach or default which would not have a Material Adverse Effect. For purposes of this Agreement, "Requirements of Law" means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing (each, a "Governmental Authority") or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

      (b) No material consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other Governmental Authority or Person, and no lapse of any waiting period under any Requirements of Law, remains to be obtained (or lapsed) or is otherwise required to be obtained by the Company or any subsidiary of the Company in connection with the authorization, execution and delivery of the Transaction Documents or the consummation of the transactions contemplated hereby or thereby, including, without limitation the issue and sale of the Securities or the Subsidiary Securities as disclosed in this Agreement, and except filings, if any, as may be required to be made by the Company after each Closing with (i) the Commission, (ii) the National Association of Securities Dealers, Inc. ("NASD"), (iii) the Nasdaq Stock Market, Inc. and (iv) state blue sky or other securities regulatory authorities.

      6.5 Litigation. There are no claims, actions, suits, investigations or proceedings pending or, to the Company's knowledge, threatened against the Company or any subsidiary of the Company or its respective assets, at law or in equity, by or before any Governmental Authority, or by or on behalf of any third party, except for any claim, action, suit, investigation or proceeding which would not have a Material Adverse Effect. There are no claims, actions, suits, investigations or proceedings pending or, to the Company's knowledge, threatened proceedings against the Company or any subsidiary of the Company contesting the right of the Company to use, sell, import, license, or make available to any Person any of the Company's or any subsidiary's products or services currently or previously sold, offered, licensed or made available to any Person or used by the Company or opposing or attempting to cancel any of the Company's Intellectual Property (as such term is hereafter defined) rights, except for any claim, action, suit, investigation or proceeding which would not have a Material Adverse Effect.

      6.6 Compliance with Laws; No Default or Violation; Contracts. The Company and each subsidiary of the Company is in compliance in all material respects with all Requirements of Law and all orders issued by any court or Governmental Authority against the Company in all material respects. To the Company's knowledge, there is no existing or currently proposed Requirement of Law which could reasonably be expected to prohibit or restrict the Company or any subsidiary from, or otherwise materially adversely affect the Company or any subsidiary in, conducting its business in any jurisdiction in which it now conducts or proposes to conduct such business. The Company and each subsidiary of the Company have all licenses, permits and approvals of any Governmental Authority (collectively, "Permits") that are necessary for the conduct of the business of the Company and each subsidiary of the Company, respectively; (ii) such Permits are in full force and effect; and (iii) no violations are or have been recorded in respect of any Permit, in each case except such as would not be reasonably expected to have a Material Adverse Effect. No material expenditure is presently required by the Company to comply with any existing Requirements of Law or order. Except as would not be reasonably expected to have a Material Adverse Effect, neither the Company nor any subsidiary of the Company is (i) in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party of by which it or any of its properties is bound or (ii) in violation of any order, decree or judgment of any court, arbitrator or other Governmental Authority. The contracts described in the Commission Documents or incorporated by reference therein that are material to the Company (collectively, the "Contractual Obligations") are in full force and effect on the date hereof, and neither the Company or any subsidiary's nor, to the Company's knowledge, any other party to such contracts is in breach of or default under any of such contracts nor, to the Company's knowledge, does any condition exist that with notice or lapse of time or both would constitute a default by such other party thereunder, in each case except such as would not be reasonably expected to have a Material Adverse Effect. Neither the Company nor any subsidiary of the Company has received notice of a default and is in default under, or with respect to, any Contractual Obligation nor, to the Company's knowledge, does any condition exist that with notice or lapse of time or both would constitute a default thereunder, in each case except such as would not be reasonably expected to have a Material Adverse Effect. All of such Contractual Obligations are valid, subsisting, in full force and effect and binding upon the Company or each subsidiary that is a party thereto and, to the Company's knowledge, the other parties thereto, and the Company has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder.

      6.7 Environmental Matters. The Company and each subsidiary of the Company are in compliance, in all material respects, with all applicable Environmental Laws. There is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the Company's knowledge, threatened against the Company pursuant to Environmental Laws. To the Company's knowledge, there are no past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which could reasonably be expected to prevent compliance with, or which have given rise to or will give rise to liability which would have a Material Adverse Effect, under Environmental Laws. For purposes of the foregoing, "Environmental Laws" means federal, state, local and foreign laws, principles of common laws, civil laws, regulations, and codes, as well as orders, decrees, judgments or injunctions, issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment or public health and safety.

      6.8 Taxes. The Company and each subsidiary of the Company has filed all required Tax returns and has paid or caused to be paid, or has established reserves in accordance with GAAP for all Tax liabilities applicable to such entity except as would not have a Material Adverse Effect. No additional Tax assessment against the Company or its subsidiaries has been heretofore proposed or, to the Company's knowledge, threatened by any Governmental Authority for which provision has not been made on its balance sheet.

      No tax audit is currently in progress and there is no unassessed deficiency proposed or, to the Company's knowledge, threatened against the Company or any subsidiary. The Company has no knowledge of any change in the rates or basis of assessment of any Tax (other than federal income tax), of the Company or any subsidiary which would reasonably be expected to have a Material Adverse Effect. The Company has not agreed to or is required to make any adjustments under section 481 of the Code by reason of a change of accounting method or otherwise. None of the assets of the Company or any subsidiary is required to be treated as being owned by any Person, other than the Company or any of its subsidiaries, pursuant to the "safe harbor" leasing provisions of
Section 168(f)(8) of the Code. The company is not a "United States real property holding corporation" (a "USRPHC") as that term is defined in Section 897(c)(2) of the Code and the regulations promulgated thereunder.

      For purposes of this Agreement, "Code" means the Internal Revenue Code of 1986, as amended, and "Taxes" means any federal, state, provincial, county, local, foreign and other taxes (including, without limitation, income, profits, windfall profits, alternative, minimum, accumulated earnings, personal holding company, capital stock, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustments related to any of the foregoing.

      6.9 Intellectual Property.

      (a) "Intellectual Property" shall mean all of the following as they are necessary in connection with the business of the Company or its subsidiaries as presently conducted and as they exist in all jurisdictions throughout the world, in each case, to the extent owned by or licensed to the Company or its subsidiaries: (i) patents, patent applications and inventions, designs and improvements described and claimed therein, patentable inventions and other patent rights (including any divisions, continuations, continuations-in-part, reissues, reexaminations, or interferences thereof, whether or not patents are issued on any such applications and whether or not any such applications are modified, withdrawn, or resubmitted) ("Patents"); (ii) trademarks, service marks, trade dress, trade names, brand names, designs, logos, or corporate names, whether registered or unregistered, and all registrations and applications for registration thereof ("Trademarks"); (iii) copyrights and mask works, including all renewals and extensions thereof, copyright registrations and applications for registration thereof, and non-registered copyrights ("Copyrights"); (iv) trade secrets, inventions, know-how, process technology, databases, confidential business information, customer lists, technical data and other proprietary information and rights ("Trade Secrets"); (v) computer software programs, including, without limitation, all source code, object code, and documentation related thereto ("Software"); (vi) Internet addresses, domain names, web sites, web pages and similar rights and items ("Internet Assets"); and (vii) all licenses, sublicenses and other agreements or permissions including the right to receive royalties, or any other consideration related to the property described in (i)-(vi). The Intellectual Property contains all of the intellectual property necessary to operate the business of the Company as currently conducted.

      (b) The Company or its subsidiaries exclusively own (or otherwise have the right to use the Intellectual Property pursuant to a valid license, sublicense or other agreement), free and clear of all Liens, and has the unrestricted right (subject to any such license terms, if applicable) to use, sell, license, or sublicense all Intellectual Property.

      (c) As used in this Agreement, the term "IP Licenses" means all material licenses, sublicenses, distributor agreements and other agreements or permissions under which the Company or any of its subsidiaries is a (i) licensor, or (ii) licensee, distributor, or reseller, except such licenses, sublicenses and other agreements relating to off-the-shelf software which is commercially available on a retail basis for less than $15,000 per license and $100,000 in the aggregate and used solely on the computers of the Company ("Off-the-Shelf Software"). To the knowledge of the Company, all of the IP Licenses are valid, enforceable, and in full force and effect, and, with respect to the Company and its subsidiaries, will continue to be on identical terms immediately following the completion of the transactions contemplated by this Agreement.

      (d) All products made, used or sold by the Company or any of its subsidiaries under the Patents have been marked with the proper patent notice.

      (e) All products and materials made, used or sold by the Company or its subsidiaries containing Trademarks bear the proper federal registration notice where permitted by law.

      (f) All works encompassed by the Copyrights and used by the Company or its subsidiaries have been marked with the proper copyright notice.

      (g) To the actual knowledge of the Company's executive officers, all the Company's Intellectual Property rights are valid and enforceable except as the failure to be valid and enforceable would not have a Material Adverse Effect. The Company has taken all reasonably necessary actions to maintain and protect each item of Intellectual Property owned by the Company or its subsidiaries.

      (h) The Company and each subsidiary of the Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets and the proprietary nature and value of its Intellectual Property. To the best of the Company's knowledge, none of the Trade Secrets, wherever located, the value of which is contingent upon maintenance of confidentiality thereof, have been disclosed to any employee, representative or agent of the Company or any other person not obligated to maintain such Trade Secret in confidence pursuant to a confidentiality agreement entered into with the Company, except as required pursuant to the filing of a patent application by the Company.

      (i) The Company or a subsidiary of the Company, as applicable, is diligently prosecuting all Patent applications it has filed, as instructed by patent counsel. The Company or a subsidiary of the Company, as applicable, is diligently filing and preparing to file Patent applications for all inventions in a manner and within a sufficient time period to avoid statutory disqualification of any potential Patent application.

      (j) Unless otherwise disclosed by the Company or pursuant to a current license, it is not necessary for the Company's business to use any Intellectual Property owned by any present or past director, officer, employee or consultant of the Company (or persons the Company presently intends to hire). To the actual knowledge of the Company's executive officers, at no time during the conception or reduction to practice of any of the Company's Intellectual Property was any developer, inventor or other contributor to such Intellectual Property operating under any grants from any Governmental Authority or subject to any employment agreement, invention and assignment, nondisclosure agreement or other Contractual Obligation with any Person that could adversely affect the Company's rights to its Intellectual Property.

      (k) To the actual knowledge of the Company's executive officers, none of the Intellectual Property, products or services owned, used, developed, provided, sold or licensed by the Company, or made for, used or sold by or licensed to the Company by any person infringes upon or otherwise violates any Intellectual Property rights of others.

      (l) To the actual knowledge of the Company's executive officers, no Person is infringing upon or otherwise violating the Intellectual Property rights of the Company except as would not have a Material Adverse Effect.

      6.10 Employee Benefit Plans.

      (a) Neither the Company nor any entity which is or was under common control within the meaning of Section 414(b), (c), (m) or (o) of the Code maintains or contributes to, or has within the preceding six years maintained or contributed to, or may have any liability with respect to any employee benefit plan subject to Title IV of Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 412 of the Code or any "multiple employer plan" within the meaning of the Code or ERISA. Each employee benefit plan, arrangement, policy, program, agreement or commitment which the Company maintains, contributes to or may have any liability in respect to (each, a "Plan") has been established and administered in accordance with its terms, and complies in form and in operation with the applicable requirements of ERISA, the Code and other applicable Requirements of Law. No claim with respect to the administration or the investment of the assets of any Plan (other than routine claims for benefits) is pending. No event has occurred in connection with which the Company or any Plan, directly or indirectly, could be subject to any material liability under ERISA, the Code or any other law, regulation or governmental order applicable to any Plan, or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which the Company has agreed to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirement of, any such statute, regulation or order. The Company has no liability, whether absolute or contingent, including any obligations under any Plan, with respect to any misclassification of any person as an independent contractor rather than as an employee.

      (b) Neither the Company nor any subsidiary of the Company has any obligations to provide or any direct or indirect liability, whether contingent or otherwise, with respect to the provision of health or death benefits to or in respect of any former employee, except as may be required pursuant to Section 4980B of the Code and the corresponding provisions of ERISA and the cost of which are fully paid by such former employees.

      (c) There are no unfunded obligations under any Plan which are not fully reflected on the Financial Statements.

      (d) The consummation of the transactions contemplated by this Agreement will not (i) entitle any Company (or subsidiary) employee to severance pay or
(ii) accelerate the time of payment or vesting or trigger any payment or funding (though a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligations pursuant to, any Plan.

      6.11 Investment Company. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

      6.12 Compliance. The Common Stock is registered pursuant to the Exchange Act and the Common Stock is listed on the OTC Bulletin Board under the symbol BACL.OB, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the OTC Bulletin Board. The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.

      6.13 Private Offerings. Assuming the truth of each Purchaser's representations and acknowledgments contained in Section 5 hereof and in the Purchasers Questionnaire delivered by such Purchaser in connection herewith, neither the Company, any of its applicable subsidiaries, nor any Person acting on behalf of any of them (other than the Purchasers, as to whom the Company makes no representations) has offered or sold the Securities or the Subsidiary Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act and this offering is exempt from the registration requirements of the Securities Act. Neither the Securities or the Subsidiary Securities have been sold to anyone other than the subscribers to this Agreement. Each certificate evidencing the Securities or the Subsidiary Securities shall bear substantially the same legend set forth in Section 8 hereof for at least so long as required by the Securities Act.

      6.14 Broker's or Finder's Commissions. Other than the Placement Agent or any Other Participating Agent, if any are engaged by the Company, no finder, broker, agent, financial person or other intermediary has acted on behalf of the Company or any of its applicable subsidiaries in connection with the sale of the Securities or the Subsidiary Securities in the Offering or the consummation of this Agreement or any of the transactions contemplated hereby. Neither the Company nor any of its applicable subsidiaries has had any direct or indirect contact with any other investment banking firm (or similar firm) with respect to the offer of the Securities or the Subsidiary Securities in the Offering to the Purchasers or the Purchasers' subscriptions for the Securities or the Subsidiary Securities.

      6.15 Disclosure. The Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading. The Company does not have any knowledge of any fact that has specific application to the Company (other than general economic or industry conditions) and that can reasonably be foreseen to cause a Material Adverse Effect that has not been set forth in the Transaction Documents or the Commission Documents.

      6.16 Insurance.

          The Company maintains and will continue to maintain insurance of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

      6.17 Registration Rights.

          Except as provided in the Registration Rights Agreements or in
Schedule 6.17 to this Agreement, which is specifically incorporated herein by reference, the Company is not under any contractual obligation to register any of its outstanding securities.

      7. Indemnification.

      7.1 (a) The Company agrees to indemnify and hold harmless the Purchasers, their affiliates and each of their respective directors, officers, general and limited partners, principals, agents and attorneys (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") from and against any and all losses, claims, damages, liabilities, costs (including reasonable attorneys' fees) and expenses (collectively, "Losses") to which any Indemnified Party may become subject, insofar as such Losses arise out of, in any way relate to, or result from (i) any breach of any representation or warranty made by the Company contained in or made pursuant to Article 6 of this Agreement, or (ii) the failure of the Company to fulfill any agreement or covenant contained in or made pursuant to this Agreement. In no event, however, shall the Company be liable for indirect, incidental or consequential or special damages of any kind. All of the representations and warranties of the Company made herein shall survive the execution and delivery of this Agreement until the date that is one hundred eighty (180) days after the date of this Agreement, except for (a) Sections 6.1 (Organization, Good Standing and Qualification), 6.2 (Capitalization), 6.3 (Corporate Power, Authorization; Enforceability), 6.13 (Private Offerings) and 6.14 (Broker's or Finder's Commission), which representations and warranties shall survive indefinitely (or if indefinite survival is not permitted by law, then for the maximum period permitted by applicable law), (b) Section 6.8 (Taxes), which representation and warranty shall survive until the later to occur of (i) the lapse of the statute of limitations with respect to the assessment of any tax to which such representation and warranty relates (including any extensions or waivers thereof) and (ii) sixty (60) days after the final administrative or judicial determination of the Taxes to which such representation and warranty relates, and no claim with respect to Section 6.8 may be asserted thereafter with the exception of claims arising out of any fact, circumstance, action or proceeding to which the party asserting such claim shall have given notice to the other parties to this Agreement prior to the termination of such period of reasonable belief that a tax liability will subsequently arise therefrom, and (c) Section
6.7 (Environmental Matters), which representation and warranty shall survive until the lapse of the applicable statute of limitations. Except as set forth herein, all of the covenants, agreements and obligations of the Company shall survive the Final Closing indefinitely (or if indefinite survival is not permitted by law, then for the maximum period permitted by applicable law).

      (b) Each Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, its affiliates and each of their respective directors, officers, general and limited partners, principals, agents and attorneys from and against any and all Losses to which any such Person may become subject, insofar as such Losses arise out of, in any way relate to, or result from (i) any breach of any representation or warranty made by such Purchaser contained in or made pursuant to Article 5 of this Agreement, or (ii) the failure of such Person to fulfill any agreement or covenant contained in or made pursuant to this Agreement. In no event, however, shall any Purchaser be liable for indirect, incidental or consequential or special damages of any kind. All of the representations and warranties of each Purchaser made herein shall survive the execution and delivery of this Agreement for the maximum period permitted by applicable law with respect to the statute of limitations applicable to survival of contractual claims for indemnification. Except as set forth herein, all of the covenants, agreements and obligations of the Purchasers shall survive the Final Closing for the maximum period permitted by applicable law with respect to the statute of limitations applicable to survival of contractual claims for indemnification. Furthermore, in no event shall any Purchaser be required to make indemnification payments pursuant to this Section in excess of the gross Purchase Price of the Securities and the Subsidiary Securities acquired by such Purchaser in the Offering.

      7.2 Promptly after receipt by any Person entitled to seek indemnification under Section 7.1 of this Agreement (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") of notice of any claim as to which indemnity may be sought, including, without limitation, the commencement of any action or proceeding, the Indemnified Party will, if a claim in respect thereof may be made against a Person required to provide indemnification under Section
7.1 of this Agreement (individually, an "Indemnifying Party" and collectively, the "Indemnifying Parties"), promptly notify the Indemnifying Party in writing of the commencement thereof; provided that the failure of the Indemnified Party to so notify the Indemnifying Party will not relieve the Indemnifying Party from its obligations under this Section unless, and only to the extent that, such omission results in the Indemnifying Party's forfeiture of substantive rights or defenses or being materially prejudiced by the Indemnified Person's failure to give such notice. In case any action or proceeding is brought against any Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel reasonably satisfactory to such Indemnified Party, which approval will not be unreasonably withheld or delayed unreasonably; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. After notice from the Indemnifying Party to the Indemnified Party of its election to so assume the defense thereof, the Indemnifying Party will not be liable to the Indemnified Party under that Section 7 for any legal or any other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof (other than reasonable costs of investigation) unless incurred at the written request of the Indemnifying Party. Notwithstanding the above, the Indemnified Party will have the right to employ counsel of its own choice in any action or proceeding (and be reimbursed by the Indemnifying Party for the reasonable fees and expenses of the counsel and other reasonable costs of the defense) if, in the written opinion of such Indemnified Party's counsel, representation of the Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests or conflicts between the Indemnified Party and any other party represented by the counsel in the action; provided, however, that the Indemnifying Party will not in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, except to the extent that local counsel, in addition to regular counsel, is required in order to effectively defend against the action or proceeding. An Indemnifying Party will not be liable to any Indemnified Party for any settlement or entry of judgment concerning any action or proceeding effected without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The Indemnifying Party agrees that it will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such claim. The rights accorded to an Indemnified Party hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise; provided, however, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, (a) nothing in this Section 7 shall restrict or limit any rights that any Indemnified Party may have to seek equitable relief and (b) this Section 7 shall be the sole remedy for any breach of the Company's representations and warranties contained in this Agreement and for any breach of any Purchaser's representations and warranties contained in this Agreement except, in either case, with respect to claims arising out of fraud or willful misconduct.

      8. Covenants.

      8.1 Use of Proceeds. The Company will use the proceeds from this Offering for general working capital and other corporate purposes, including, without limitation, the development of various compounds.

      8.2 Conduct of the Company's Business. Except as contemplated by this Agreement, during the period from the date hereof to the Closing Date, the Company and each of its subsidiaries will conduct their respective businesses and operations solely in the ordinary course of business consistent with past practice and each shall use reasonable commercial efforts to keep available the services of its officers and employees and preserve its current relationships with customers, suppliers, licensors, creditors and others having business dealings with it, except as would not be reasonably expected to have a Material Adverse Effect.

      8.3 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto will use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement at the earliest practicable date.

      8.4 Tax Matters.

      (a) The Company covenants that it will use commercially reasonable efforts not to become a USRPHC at any time while any Purchaser owns any of the Series A Preferred Stock.

      (b) In the event that a Purchaser desires to sell or dispose of any of the Series A Preferred Stock or Conversion Shares as permitted under this Agreement and applicable law, and upon demand by such Purchaser, the Company agrees to deliver to such Purchaser a letter (the "Letter") which complies with Sections 1.1445-2(c)(3) and 1.897-2(h) of the Treasury Regulations, addressed to such Purchaser, stating whether or not the Company is a USRPHC. The Letter shall be delivered to the Purchaser one business day prior to the close of any such permitted sale or disposition of the Series A Preferred Stock or Conversion Shares by the Purchaser (the "Delivery Date"). The Letter shall be dated as of the Delivery Date and signed by a corporate officer who must verify under penalties of perjury that the statement is correct to his knowledge and belief pursuant to Section 1.897-2(h) of the Treasury Regulations.

      8.5 Furnishing of Information. As long as any Purchaser owns Shares, the Company covenants that it will use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Shares, if the Company is not required to file reports pursuant to such laws, it will use its commercially reasonable efforts to prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Shares under Rule 144.

      8.6 Non-Public Information. The Company represents and warrants that neither it nor, to the best of its knowledge, any subsidiary or any other Person acting on its behalf, has provided any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and acknowledges that each Purchaser is relying on the foregoing representations in effecting transactions in securities of the Company.

      9. FOR RESIDENTS OF ALL STATES: NEITHER THE SECURITIES OFFERED HEREBY NOR THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE WARRANTS ARE NON-TRANSFERABLE.

      10. No Waiver.

      Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the Purchasers, the Purchasers do not thereby or in any manner waive any rights granted to the Purchasers under federal or state securities laws.

      11. Miscellaneous.

      11.1 Notices. Any notice or other communication given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally or by facsimile transmission or sent by registered or certified mail or by any express mail or overnight courier service, postage or fees prepaid:

           If to the Company:

                    Bioaccelerate Holdings, Inc.
                    712 Fifth Avenue
                    19th Floor
                    New York, New York  10019
                    Reference: Series A Preferred Private Placement
                    Telephone: (212) 897-6849
                    Facsimile: (212) 581-1922

                             If to the Purchasers:

                    To each Purchaser at such Purchaser's name and address set forth on the signature page to this Agreement.

          Any notice that is delivered personally or by facsimile transmission in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or its agent. Any notice that is addressed and mailed, postage prepaid for most rapid method of delivery, or sent by courier in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is so placed in the mail or, if earlier, the date and time of actual receipt.

      11.2 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns, provided, that no party may assign this Agreement without the prior written consent of the other party, such consent not to be unreasonably withheld; provided that any transfer of Securities or Subsidiary Securities or the shares of Common Stock underlying such Securities must be in compliance with the Transaction Documents and all applicable law.

      11.3 Entire Agreement. This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them; provided that any confidentiality agreement between the Company and any Purchaser shall remain in effect. This Agreement may be amended only by mutual written agreement of the Company and a majority in interest of the Purchasers, and the Company may take any action herein prohibited or omit to take any action herein required to be performed by it, and any breach of any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or waiver of the Purchasers purchasing a majority of the Shares offered hereby.

      11.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof. The parties hereto hereby agree that any suit or proceeding arising under this Agreement, or in connection with the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the County of New York and State of New York. By its execution hereof, the Company, on the one hand, and the Purchasers, on the other hand, hereby consent and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the County of New York and State of New York and agree that any process in any suit or proceeding commenced in such courts under this Agreement may be served upon it personally or by certified or registered mail, return receipt requested, or by Federal Express or other courier service, with the same force and effect as if personally served upon the applicable party in New York and in the city or county in which such other court is located. The parties hereto each waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense of lack of in personam jurisdiction with respect thereto.

      11.5 Severability. The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction will not affect any other provision of this Agreement, which will remain in full force and effect. If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the provision will be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof will nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions will be deemed dependent upon any other covenant or provision unless so expressed herein.

      11.6 No Waiver. A waiver by either party of a breach of any provision of this Agreement will not operate, or be construed, as a waiver of any subsequent breach by that same party.

      11.7 Further Assurances. The parties agree to execute and deliver all further documents, agreements and instruments and take further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

      11.8 Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement and the Closing Documents pursuant to Section 3.4 of this Agreement (the "Closing Documents") by facsimile transmission (including the delivery of documents in Adobe PDF format) shall constitute execution and delivery of this Agreement and the Closing Documents for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

      11.9 No Third Party Beneficiaries. Nothing in this Agreement creates in any Person not a party to this Agreement any legal or equitable right, remedy or claim under this Agreement, and this Agreement is for the exclusive benefit of the parties hereto. The parties expressly recognize that this Agreement is not intended to create a partnership, joint venture or other similar arrangement between any of the parties or their respective affiliates.

      11.10 Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

      11.11 Securities Laws Disclosure; Publicity Restrictions. The Company shall issue a press release by 8:30 a.m. Eastern time on the trading day following each applicable Closing, or file a Current Report on Form 8-K disclosing the consummation of the transactions consummated on such Closing by the fourth day following each applicable Closing. Except as may be required by applicable Requirements of Law, none of the parties hereto shall issue a publicity release or public announcement or otherwise make any disclosure concerning this Agreement, the transactions contemplated hereby without prior approval by the other party hereto; provided that each Purchaser may disclose on its worldwide web pages and its offering materials, if any, the name of the Company, the name of the Chief Executive Officer of the Company, a brief description of the business of the Company consistent with the Commission Documents or the Company's press releases or other public statements, the Company's logo and the aggregate amount of such Purchaser's investment in the Company. If any announcement is required by applicable law or the rules of any securities exchange or market on which such securities are traded to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties reasonable opportunity to comment thereon. The parties agree to attribute and otherwise indicate ownership of the other party's trademarks and logos.

      11.12 Certification. Each Purchaser certifies that such Purchaser has read this entire Agreement and that every statement on such Purchaser's part made and set forth herein is true and complete.

      11.13 Exceptions to Representations, Warranties, Covenants and Agreements. Notwithstanding anything to the contrary contained in this Agreement, the parties hereto acknowledge and agree that as of September 1, 2005 the Company and certain of its subsidiaries are not current in their respective obligations to file all reports required to be filed by them under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and such currently existing condition shall be deemed to be an exception to, and shall not be deemed to be a breach of, any representation, warranty, covenant or agreement in this Agreement, or the basis for any penalty, pursuant to this Agreement.

                  [Remainder of page intentionally left blank.]

      IN WITNESS WHEREOF, the undersigned has executed this Securities Purchase Agreement on the date his signature has been subscribed and sworn to below.

The shares of Series A
Preferred Stock and the
Warrants, and the Cynat Shares
and the Genaderm Shares are to
be issued in:                                         --------------------------------------
                                                      Print Name of Purchaser



____ individual name                                  ____________ shares of Series A Preferred Stock
                                                      subscribed for (together with (i) one accompanying
                                                      Warrant for every two Conversion Shares underlying
                                                      each Share of Series A Preferred Stock at the
                                                      applicable Closing Date, but with no fractional
                                                      Warrants, and (ii) four (4) Cynat Shares and four
                                                      (4) Genaderm Shares for each share of Series A
                                                      Preferred Stock acquired in the Offering)


                                                      Subscription price paid herewith for the
                                                      Securities (other than the exercise price for the
____ tenants in the entirety                          Warrants, which is not paid until the Warrants are
                                                      exercised): $______________ (being $6.00 x the number
                                                      of shares of Series A Preferred Stock listed above)


                                                      --------------------------------------
____ corporation (an officer must sign)               Print Name of Joint Purchaser
                                                      (if applicable)


                                                      --------------------------------------
____ partnership (all general partners must sign)     Signature of Purchaser


                                                      --------------------------------------
____ trust                                            Signature of Joint Purchaser



                                                      --------------------------------------
____ limited liability company

                                                      --------------------------------------
                                                      (with a copy to:)

                                                      --------------------------------------


                                                      --------------------------------------
                                                      Address of Purchaser

Accepted as of the ___ day of ______________, 2005 as to _______________ shares of Series A Preferred Stock (together with (i) one accompanying Warrant for every two Conversion Shares underlying each Share of Series A Preferred Stock at the applicable Closing Date, but with no fractional Warrants, and (ii) four (4) Cynat Shares and four (4) Genaderm Shares for each share of Series A Preferred Stock acquired in the Offering), the Purchase Price for which (other than the exercise price for each Warrant to acquire Conversion Shares, which is not paid until a Warrant is exercised) is $______________, being $6.00 x the number of shares of Series A Preferred Stock as to which this Subscription is accepted, subject to receipt of the entire Purchase Price in United States Dollars by wire transfer of immediately available funds to the Company at its requested account or accounts and performance of other closing conditions set forth in this
Agreement:

BIOACCELERATE HOLDINGS, INC.

By:
    ---------------------------------------------
Name:
Title:

                                  Schedule 6.2

      As of July 31, 2005, the capitalization of the Company was as follows, and there were no other securities issued or outstanding:

43,405,372 shares of Common Stock issued and outstanding.

No shares of Preferred Stock issued and outstanding.

No options and warrants issued and outstanding to investors or placement agents

No options and warrants issued and outstanding to employees

The Company has also issued warrants to lenders to acquire, in the aggregate, 3,500,000 shares of the Company's Common Stock at the price of this financing.

The Company has subsequently issued Shares, Warrants and Placement Agent Warrants in the initial Closing of this Offering, as contemplated by this Agreement.

      As of July 31, 2005, the authorized capital stock of Cynat consisted of the following:

      100,000,000 shares of common stock, par value, $0.001 per share and;

      10,000,000 shares of preferred stock, par value, $0.001 per share.

      As of July 31, 2005, the authorized capital stock of Genaderm consisted of the following:

      100,000,000 shares of common stock, par value, $0.001 per share and;

      10,000,000 shares of preferred stock, par value, $0.001 per share

      As of July 31, 2005, the capitalization of Cynat was as follows, and there were no other securities issued or outstanding:

40,000,000 shares of Common Stock issued and outstanding.

No shares of Preferred Stock issued and outstanding.

No options and warrants issued and outstanding to investors or placement agents

No options and warrants issued and outstanding to employees

No options and warrants issued to lenders.

      As of July 31, 2005, the capitalization of Genaderm was as follows, and there were no other securities issued or outstanding:

40,000,000 shares of Common Stock issued and outstanding.

No shares of Preferred Stock issued and outstanding.

No options and warrants issued and outstanding to investors or placement agents

No options and warrants issued and outstanding to employees

No options and warrants issued to lenders.

                                  Schedule 6.17

      The Company has no contractual obligation to register any of its securities other than pursuant to the Registration Rights Agreements and except as set forth below:

The Company has a contractual obligation to register 5,100,000 shares of the Company's Common Stock

      Cynat has no contractual obligation to register any of its securities other than pursuant to the Registration Rights Agreements.

      Genaderm has no contractual obligation to register any of its securities other than pursuant to the Registration Rights Agreements.

                        [Insert Purchaser Questionnaire]

                                    Exhibit A

                       Form of Certificate of Designations

                                    Exhibit B

                     Form of Registration Rights Agreements

                                    Exhibit C

                                 Form of Warrant

                                    Exhibit D

                   Form of Legal Opinion of Company's Counsel

                                       Katten Muchin Rosenman LLP


                                              575 Madison Avenue
                                              New York, NY 10022-2585
                                              212.940.8800 tel
                                              212.940.8776 fax

                                              Michael Hirschberg
                                              michael.hirschberg@kattenlaw.com
                                              212.940.8511 direct
                                              212.894.5646 fax


                                ________ __, 2005

To the Purchasers Listed on Schedule 1 Hereto

      Re: Securities Purchase Agreement among Bioaccelerate Holdings, Inc. (the "Company") and the Purchasers Listed on Schedule 1 Hereto (the "Purchasers")

Ladies and Gentlemen:

      We have acted as special counsel to the Company in connection with the execution and delivery by the Company of the Securities Purchase Agreement, dated as of __________, 2005, by and among the Company and the Purchasers (the "Securities Purchase Agreement"), the Securities and Subsidiary Securities delivered pursuant thereto, the Registration Rights Agreements, dated as of ____________, 2005, by and among the Company and the Purchasers (the "Registration Rights Agreements"), and the warrants delivered pursuant to the Securities Purchase Agreement (the "Warrants"). The Securities Purchase Agreement, the Registration Rights Agreements and the Warrants are sometimes hereinafter referred to as the "Transaction Documents". This opinion is being rendered to you pursuant to Section 3.4 of the Securities Purchase Agreement. Capitalized terms not otherwise defined herein have the respective meanings ascribed to them in the Securities Purchase Agreement.

      We are not the Company's general counsel, and we are not the Company's outside counsel for all purposes. We have not previously represented the Company for any purpose whatsoever, and we expect that we will only represent the Company in the future on such discreet matters as may be referred to us from time to time by senior officers of the Company. Furthermore, we have not heretofore represented the Company in connection with its Commission Documents or any transactions which it has effected to date. Consequently, no inference should be drawn concerning our knowledge of the Company or its affairs from the fact that we are special counsel to the Company in this matter.

      In connection with this opinion, we have examined the Articles of Incorporation, as amended, and By-laws of the Company (collectively, the "Charter Documents"), and we have reviewed the Transaction Documents, including the schedules and exhibits thereto, if any.

      In connection with this opinion, we also have relied on the following documents:

      1.    the Transaction Documents;

      2. a Certificate issued by the Secretary of State of the State of Nevada on _______ __, 2005 (the "Nevada Certificate") certifying the Company's good standing and legal corporate existence and a Certificate issued by the Secretary of State of the State of Nevada on ________ __, 2005 certifying the Articles of Incorporation and other documents on file with the Secretary of State of the State of Nevada relating to the Company;

      3. Certificates issued by the Secretary of State of the State of Delaware on ________ __, 2005 (the "Delaware Certificates") certifying the good standing and legal corporate existence of Cynat Oncology Inc. ("Cynat") and Genaderm, Inc. ("Genaderm" and, together with Cynat, the "Subsidiaries") and Certificates issued by the Secretary of State of the State of Delaware on ________ __, 2005 certifying the Certificate of Incorporation and other documents on file with the Secretary of State of the State of Delaware relating to the Subsidiaries;

      4. a certificate of the Company's Chief Executive Officer, of even date herewith (the "Officer's Certificate"), as to the truthfulness, accuracy and completeness of the representations and warranties made by the Company in the Securities Purchase Agreement and the closing certificates delivered by the Company in connection with the Securities Purchase Agreement (except as otherwise disclosed in such certificate) and the satisfaction and performance of all covenants and agreements required to be performed by the Company on or prior to the applicable Closing;

      5. a certificate of the Company's Chairman, of even date herewith (the "Back-Up Certificate"), as to certain questions of fact relating to this opinion;

      6. a certificate of the Company's Secretary, of even date herewith, as to, among other things, the Charter Documents and resolutions of the Board of Directors of the Company relating to the transactions contemplated by the Transaction Documents, delivered to you on the date hereof; and

      7. such other documents, corporate records, certificates and materials as we have deemed necessary for the purposes of the opinions rendered herein.

      In such examination, we have assumed that (i) all signatures on any executed documents are genuine, each of the parties' signatory(ies) thereto other than the Company have all requisite legal capacity and the individuals representing such parties have all requisite authority and legal capacity necessary thereto; (ii) all documents, certificates, instruments and agreements submitted to us as originals are authentic; and (iii) all documents, certificates, instruments and agreements submitted to us as photostatic or facsimile copies conform with the originals.

      As to questions of fact relating to our opinion, we have relied solely upon representations and warranties made by the Purchasers and by the Company in the Transaction Documents, upon certificates obtained from and representations made by officers of the Company and public officials and upon certain other representations of officers of the Company, and we have undertaken no independent verification. Any reference herein to "our knowledge," to matters "known to us" or to matters "of which we have knowledge," or any variation thereof, shall mean the actual knowledge of the individual attorneys in our firm who participated in the preparation of this opinion. Although we have made inquiries of officers of the Company with respect to the matters discussed in this opinion and relied upon the representations and materials referred to above, we have not made any docket searches or other independent investigations including, without limitation, as to the existence of actions, suits, investigations or proceedings, if any, pending or threatened against the Company. No inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company in connection with this opinion.

      For purposes of the opinions expressed below, we also have assumed that the other parties to each of the Transaction Documents have all requisite power and authority and have taken all necessary action to authorize, execute and deliver the Transaction Documents and to consummate the transactions contemplated thereby, that all representations and warranties made by such persons or entities therein are true and correct, and that the other parties to such Transaction Documents have executed and delivered, and are performing, the same.

      The opinions hereinafter expressed are qualified to the extent that the validity or enforceability of any provision of any of the Transaction Documents, or any other agreement or instrument executed in connection therewith, or of any rights granted pursuant thereto, may be subject to or affected by (1) applicable bankruptcy, insolvency, reorganization, moratorium, equitable subordination, preference, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights and remedies of creditors generally and (2) general equitable principles, including without limitation that the availability of the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

      We express no opinion as to the validity or enforceability of any provision in the Transaction Documents relating to (i) the enforceability of any provisions of the Transaction Documents that purport to waive any rights or remedies otherwise available under applicable law; (ii) the availability of specific performance or other equitable remedies in connection with the performance of the Transaction Documents; (iii) the enforceability of any provisions of the Transaction Documents that purport to waive or change any rules of civil procedure (including, without limitation, choice of law and the consent to jurisdiction of courts located in a forum other than that in which any party is located); and (iv) the enforceability of any provision regarding non-competition or other matters determined to be contrary to public policy. Furthermore, we express no opinion as to the validity or enforceability of the indemnification and contribution provisions contained in the Transaction Documents. We render or imply no opinion with respect to compliance with applicable anti-fraud statutes or rules and regulations of applicable state or federal law. For purposes of our opinions herein, we assume that the Purchasers have paid for the Securities and Subsidiary Securities in full on the date hereof.

      Our opinion expressed in paragraph 1 below as to the due incorporation, valid existence and good standing of the Company and the Subsidiaries is based solely on a review of the Nevada Certificate and the Delaware Certificates, and such opinion is limited accordingly and is rendered as of the date of such Nevada Certificate and Delaware Certificates.

      Except as specifically provided in paragraphs 7 and 8 below, we render no opinion with respect to any federal or state securities laws, and our opinions assume the filing by the Company in the appropriate time period post-closing of a duly completed and executed Form D in respect of the offering made to the Purchasers.

      We further call your attention to the fact that the members of this firm who have participated in the preparation of this opinion are not licensed to practice law in any jurisdiction other than the State of New York. With respect to any and all opinions rendered herein, to the extent such opinions would otherwise purport to opine on matters governed by laws other than the laws of the State of New York, the federal securities laws of the United States of America, the Delaware General Corporation Law (the "DGCL") and the General Corporation Law of Nevada (the "GCLN"), we have assumed with your consent that the laws of such jurisdictions are identical to those of the State of New York. Accordingly, we express no opinion with respect to the laws of any jurisdiction other than the laws of the State of New York, the federal securities laws of the United States of America, the DGCL and the GCLN. Without limiting the generality of the foregoing, we also express no opinion concerning compliance with the anti-fraud provisions of any applicable federal or state securities laws. For clarity, we note that the Company is a corporation organized under the laws of the State of Nevada, but its principal business operations are in Europe and in a variety of States (including States other than New York), and its subsidiaries are organized under the laws of a variety of jurisdictions other than New York, and we are not opining on such laws except for the DGCL and the GCLN.

      Based upon and subject to the foregoing, we are of the opinion that:

      1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. Each of the Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

      2. The Company has all necessary corporate power and authority to execute, deliver, enter into and perform its obligations under each of the Transaction Documents and to consummate the transactions contemplated thereby, including, without limitation, to issue, sell and deliver the Securities and the shares of Common Stock issuable upon exercise of the Warrants and to sell and deliver the Subsidiary Securities. The execution, delivery and performance of each of the Transaction Documents has been duly authorized by all necessary corporate action on the part of the Company.

      3. Transaction Documents has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms.

      4. The Securities and the shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and, when issued in accordance with the Securities Purchase Agreement or the Warrants, as applicable, will be validly issued, fully paid and nonassessable and will be free and clear of all Liens imposed by or through the Company other than restrictions imposed by the Securities Purchase Agreement, the Warrants and applicable securities laws. The Subsidiary Securities were duly authorized, validly issued, fully paid and nonassessable, and, immediately prior to the consummation of the transactions contemplated by the Transaction Documents, the Company was the sole registered owner thereof. Upon delivery of the certificates for the Subsidiary Securities to the Purchasers, properly endorsed for transfer to the Purchasers, and assuming the Purchasers have purchased the Subsidiary Securities for value and without notice of any adverse claim, the Purchasers will have acquired all of the Company's rights in the Subsidiary Securities, free of any adverse claim. Other than as disclosed in the Securities Purchase Agreement, no statutory or, to our actual knowledge based solely upon the representations and warranties of the Company in the Transaction Documents and upon the Officer's Certificate and the Back-Up Certificate, contractual preemptive or other rights to subscribe for or purchase equity securities of the Company exist with respect to the issuance and sale of the Securities by the Company pursuant to the Transaction Documents.

      5. The execution and delivery by the Company of the Transaction Documents do not, and the consummation of the transactions contemplated thereby will not,
(A) violate any provision of the Articles of Incorporation or By-laws of the Company, (B) violate any law, statute, rule, regulation, order, judgment or decree of any court or Governmental Authority which, to our knowledge, is applicable to the Company or (C) to our actual knowledge based solely upon the representations and warranties of the Company in the Transaction Documents and upon the Officer's Certificate and the Back-Up Certificate, breach or constitute (with due notice or lapse of time or both) a default under any material agreement to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any Lien (other than Liens contemplated by the Securities Purchase Agreement) upon any of the properties or assets of the Company, except for, in the case of clauses (B) and (C), any violation, breach or default which would not have a Material Adverse Effect.

      6. Except for filings, authorizations or approvals contemplated by the Securities Purchase Agreement, no authorizations or approvals of, and no filings with, any Governmental Authority are necessary or required by the Company for the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated thereby.

      7. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      8. Assuming the accuracy of the representations and warranties of the Purchasers in the Securities Purchase Agreement, the offer and sale of the Securities is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) and/or Rule 506 under Regulation D of the Securities Act.

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      This opinion is furnished for your sole benefit in connection with the transactions described herein and may not be used, circulated, quoted, referred to or relied upon for any other purpose or by any other party without our prior written consent. Furthermore, without our prior written consent, the opinions herein are not to be used, extracted from or otherwise referred to in connection with any other financing or by any other person or entity. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

                                     Very truly yours,


                                     KATTEN MUCHIN ROSENMAN LLP



                                     By
                                        ----------------------------------------
                                        Michael Hirschberg, Partner


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                                   SCHEDULE 1

                               List of Purchasers